Exhibit 99.1

NEXT BRIDGE HYDROCARBONS, INC.

PROVIDES OPERATIONAL UPDATE

Successful drilling in the Orogrande Prospect

Results to determine Orogrande drilling program

FORT WORTH – February 27, 2023 – Next Bridge Hydrocarbons, Inc. (“Next Bridge,” “our,” “we,” or the “Company”), a private oil and gas exploration and production company with interests in Texas and Oklahoma, today provided an operational update on its development of its Orogrande Basin asset, the Orogrande Project, located in Hudspeth County, Texas.

The Company announced that it has successfully drilled five wells in the Orogrande Prospect, which combined with the five wells drilled in 2021 confirmed the potential of at least five distinct reservoirs. In addition, the Company has drilled its first wells in Block E of the Orogrande Prospect which revealed hydrocarbon potential from an additional shallow zone.

Commenting on the operational update, Clifton DuBose, Jr., Next Bridge’s Chairman and Chief Executive Officer, stated, “We are pleased to report the completion of five new wells in the Orogrande Prospect in advance of the March 31, 2023 deadline under our University Lands lease requirement. The data collected from these five wells, in addition to the five wells drilled in 2021, confirmed that there are at least five potential distinct reservoirs under our acreage. Also, our operations team deployed a new mist drilling solution which increased hole stability, which we believe will result in meaningful cost savings for additional wells drilled in the Orogrande Prospect.

“While these five wells may have potential to produce hydrocarbons to sell commercially in the future, we have no immediate plans to deploy the additional capital necessary to sell production from these wells to third parties. Instead, we plan to use the results from these wells to determine our drilling plans for future wells, including reservoir locations, target depths and designated acreage, in the Orogrande Prospect,” concluded DuBose.

The Company also provided an update on the distribution of shares following the recent Next Bridge spin-off from Meta Materials (“Meta” and the “Spin Off”). American Stock Transfer & Trust Company, LLC (“AST”), the registrar and transfer agent for Meta and Next Bridge, has notified the Company that it has completed the distribution of shares of common stock to all of the brokers of record at the time of the Spin-Off. If your broker is not showing your shares in your brokerage account, it is not because your broker has not received the shares from AST. Any questions regarding MMTLP share ownership should be directed to the investor’s brokerage and/or AST. For additional information, please visit the ‘Investors” page of the Next Bridge website, https://www.nextbridgehydrocarbons.com/, for a comprehensive list of frequently asked questions (FAQs), AST’s contact information, SEC filings and material news announcements.

To receive timely emails with respect to corporate developments concerning the Company, please visit www.nextbridgehydrocarbons.com and complete the Investor Form. You may also choose to follow our social media channels at @nbhydrocarbons on Twitter and “Next Bridge Hydrocarbons” on LinkedIn. To view a video introduction of the Next Bridge management team, please visit: https://www.nextbridgehydrocarbons.com/management.

About Next Bridge Hydrocarbons, Inc.

Next Bridge Hydrocarbons, Inc. is an independent public reporting energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. Our primary focus has been the development of interests in an oil and gas project consisting of 134,000 contiguous gross acres we hold in the Orogrande Basin in West Texas in Hudspeth County, Texas. In addition, we have minor interests in the Eastern edge of the Midland Basin in Texas, and two minor well interests in Oklahoma. Please visit www.nextbridgehydrocarbons.com for more information.

This statement may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company’s filings with the Securities and Exchange Commission ("SEC") available on the Company’s website or the SEC's website at www.sec.gov.

Contact:

Dennard Lascar Investor Relations

NextBridge@dennardlascar.com

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